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                                                                EXHIBIT 24.1


                         INDEPENDENT AUDITOR'S CONSENT


        We consent to the incorporation by reference in this Registration Statement of EPL Technologies, Inc. on Form S-3 of our report dated March 21, 1994 appearing in the Annual Report on Form 10-K of EPL Technologies, Inc. for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/  SCHALLEUR & COMPANY

SCHALLEUR & COMPANY
Blue Bell, PA

August 6, 1996